Exhibit 10.34

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

SOFTWARE LICENSE, DEVELOPMENT AND SERVICES AGREEMENT

           This Software License, Development and Services Agreement ("Agreement") is made as of the 6th day of March 2012 (the “Effective Date”) by and between OPO, Inc., a Delaware corporation (“OPO”) and Koogly, LLC, an Arizona limited liability company, with a web site located at www.koogly.com, and an address at 7702 East Doubletree Ranch Road, Suite 150, Scottsdale, AZ 85258 (“Newco”).

1. Definitions.  The capitalized terms that are defined in the body of the Agreement will have the meanings set forth therein. In addition the below capitalized terms will have the applicable meanings set forth below.

(a)
“Affiliate” means any person, partnership, joint venture, limited liability company, corporation or other legal entity recognized in the world, including but not limited to subsidiaries, now or hereafter existing, in which a party is directly or indirectly owned or controlled by, under common ownership or control with, or that owns or controls the subject party.  “Affiliate” shall also include the spouse and all immediate family members of each natural person included in the foregoing definition.  For purposes of this paragraph 1.1, “own” or “control” means direct or indirect ownership or control of:

(i)
at least fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority of the subject entity, if such entity has voting shares or stock or other voting securities;

(ii)
at least fifty percent (50%) of the ownership interest representing the right to make the decisions for the subject entity, if such entity does not have voting shares or stock or other voting securities; or

(iii)	any other ability to elect at least one-half of the board of directors or similar managing authority of the subject entity, whether by contract or otherwise.

(b)
“OPO Content” means any materials provided by OPO to be used in connection with the OPO’s use of the Software, including, but not limited to, any images, photographs, illustrations, graphics, audio clips, video clips or text.

(c)
 “Services” means the services provided by Newco hereunder, including the Professional Services (as defined in Section 14) and Software support, maintenance, installation, integration and customization services.

(d)	“Know How” means general knowledge, methods, concepts, base technologies and other techniques supplied by Newco to OPO, which are necessary for the operation of the Software.

(e)	“Personnel” means Newco’s employees who provide Services on behalf of Newco under Newco’s direction and control.

(f)
“Software” means software provided to OPO by Newco, which shall enable OPO to conduct the Online Business (as defined below in Schedule A). The Software will: (i) enable end users easily and conveniently to acquire OPO products, both prescription and non prescription, through use of the Internet and general web browsers; (ii) assist the end user in obtaining a prescription from his or her physician for the applicable OPO products, if the products are prescription-based; (iii) handle order entry and order management for OPO prescription product sales; (iv) provide automated fulfillment of OPO prescription product sales; (v) provide label management and tracking of OPO

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prescription product sales; (vi) provide for the management of bulk product storage as inventory in the warehouse from receipt to relief (i.e., a “warehouse management” functionality that does not exist in the current Newco system but which will be developed as shown in the diagram labeled such in Schedule A); (vii) provide an electronic means for interfacing with OPO’s headquarters to account for OPO’s activities and transactions, with the interface active either daily or in real time; and (viii) include the features and functionality set forth in Schedule A.

The parties are entering into this Agreement with full knowledge that the delivery of online pharmaceutical services is a cutting-edge, emerging industry and that companies engaging in such services have faced and will continue to face regulatory and related challenges (including, but not limited to, the pending administrative proceeding in Texas) as they work to educate the regulatory community throughout the United States, as they have successfully educated the regulatory community in Utah, with respect to the legitimacy and benefit of delivering pharmaceutical services online. Consequently, the parties agree that they will use best efforts to work together in good faith to (i) inform each other of all Applicable Laws related to the development, use and enhancement of the Software, and (ii) to ensure that the Software is in compliance with all applicable state, federal and local laws, rules and regulations (“Applicable Laws”).

The parties acknowledge and agree that the Software and related systems, when delivered, will be substantially similar to the software and systems currently used by an Affiliate of Newco in its online prescription pharmacy business operated through the site located at www.kwikmed.com (the “KwikMed Site”).

2. Software License.  In accordance with the terms herein, Newco grants to OPO a non-exclusive, non-transferable, worldwide royalty-bearing license and, upon payment of the Initial One-Time Fee, a perpetual and irrevocable license, to copy, modify, distribute, display and use the Software for OPO’s and its Affiliates’ internal business purposes.  This license covers all Software (and updates and enhancements thereto) supplied by Newco to OPO, and related documentation, flowcharts, proprietary materials and Know How through the date of the Software Delivery (as hereinafter defined).  At any time during the term of this Agreement with [###] days notice, OPO may request and Newco will provide a copy of the Software and related documentation (current up to the date of the request) used to enable OPO to conduct the Online Business for its own internal business purposes (the “Software Delivery”). For clarity, in connection with the Software Delivery Newco will provide the Software in both object code and source code.

OPO’s obligation to make royalty payments hereunder shall survive following the Software Delivery if made during the Initial Term provided that Newco is not in default at the time of the Software Delivery.

The Software shall be used only by OPO and its successors and/or Affiliates, and its use shall be limited to the advancement of sales of OPO’s products on its online website. OPO shall not grant a sublicense for the use of the Software (except to OPO service providers that need to access, maintain or host such Software), or sell, transfer or otherwise permit any third party to use or acquire the Software or any part of it for any purpose.

Commencing on the Effective Date and continuing for as long as Bella Brands, LLC (or its successors or assigns) is providing services as an authorized distributor of Obagi products pursuant to a certain Supply and Distribution Agreement by and between OPO and Bella Brands, LLC dated as of the same date as this Agreement (the “Distribution Agreement”), neither Newco nor any of its Affiliates shall

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(i) use the Software or any software with features and functionality substantially similar to the Software for the benefit of any third party in connection with the sale of skin care products; or (ii)  license, sell or otherwise transfer the Software or any software with features and functionality substantially similar to the Software to a third party, including transfers by operation of law, merger or acquisition, unless the third party agrees that it will not use such software in connection with the marketing or sale of skin care products.

3. Software Installation, Support and Maintenance.

(a) Newco will install the Software on a hardware and software platform that is owned by OPO.  Initially, the Software will be mirror image of the system used on the KwikMed Site with certain modifications to accommodate OPO’s requested needs (the “System”). OPO's personnel may participate in the testing of all Software developed or designed to accommodate OPO’s Online Business.

(b)           During the Term, Newco shall continuously update, debug and document the Software on the same basis as Newco has done in the past with respect to Newco’s KwikMed Site (but in no event less frequently or with less diligence than Newco does with respect to the software used on the KwikMed Site), to improve the speed and functionality of the System and Software, and to update the System and Software to conform with all Applicable Laws in the same manner as Newco does for its own businesses.  Notwithstanding the foregoing, Newco’s obligation to update, debug, and document the System and Software shall cease upon the Software Delivery.  Newco will develop and apply future enhancements to the Software as and when they are developed and tested. The foregoing notwithstanding, Newco, prior to installation of enhancements, will ensure that each such installation will not cause harm or disruption to OPO’s operations. The parties recognize that the level of detail of source code documentation relating to historical components of the Software (i.e., components developed prior to the date first set forth above) may not be sufficient to satisfy all of OPO’s regulatory and other business practices requirements retrospectively; however, Newco agrees that, for all future Software enhancements and add-ons, etc., documentation of code will satisfy those requirements as reasonably and specifically identified by OPO in writing. Transaction data generated by OPO’s use of the Software will be given unique identifying characteristics so that it shall be effectively defined, managed and analyzed separate and distinct from all other non-OPO transaction data that is generated by Newco.  The Software will provide a means to secure this information such that only those persons authorized by OPO may access, manipulate or otherwise have access to it. No material modifications to the Software may be made without OPO’s express written consent, not to be unreasonably withheld, and then only after following all OPO change management procedures.

(c)           The Software and System will be supported and maintained by Newco on a 24-hour per day basis for every day during for the Term of this Agreement (excluding down time for regularly scheduled maintenance). Newco shall provide the Software and System support and maintenance services set forth in Schedule B attached hereto.

4.           Ownership.  The Software and any upgrades, updates, derivative works relating thereto, and all applicable rights to patents, copyrights, trademarks and trade secrets in the Software and any upgrades, updates, and derivative works relating thereto, are proprietary to Newco and title thereto remains in Newco. Notwithstanding the foregoing but subject to Section 14, future features and functions that are developed specifically for OPO will be deemed works for hire and Work Product (as defined in Section 14), which are specifically developed for OPO and its Affiliates. OPO shall not sell, license, transfer, publish, disclose, display or otherwise make available the Software or copies thereof to others. OPO agrees to secure and protect the Software, documentation and copies thereof in a manner consistent with the maintenance of Newco's rights therein and to take appropriate action by instruction or agreement with its employees or

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consultants who are permitted access to the Software to satisfy OPO’s obligations hereunder.  The obligations set forth in this paragraph shall survive the cancellation of this Agreement

        5.           Services.  See Schedule C for certain services to be provided by Newco to OPO.

6.           Personnel

(a)           Personnel agree to comply with all reasonable requests of OPO’s project manager in charge of the project. While the Personnel are on OPO premises in connection with the performance of any assignment, they shall comply with all of OPO’s rules, regulations and policies including OPO’s customary security measures.

(b)           The Personnel furnished by Newco in accordance with the provisions hereof shall, notwithstanding any of the provisions herein, continue to be employees of Newco or its Affiliates and shall not for any purpose be considered OPO’s employees.  Newco shall be solely responsible for the payment of the salaries, benefits and any other compensation owed to such Personnel and matters relating thereto including the withholding and/or payment of all federal, state and local income and other payroll taxes, workmen's compensation, disability benefits, and all such additional legal requirements of like nature applicable to such Personnel. Newco will indemnify, defend and hold harmless OPO from any claims by or against Newco or its Affiliates that such Personnel are entitled to any employee benefits or compensation from OPO.

(c)           OPO acknowledges and agrees that all Services performed by Newco under this Agreement, including without limitation, the delivery, support, maintenance, installation and integration of the Software will be performed by Newco as an independent contractor.

 7. Confidential Information.  The parties acknowledge that in the course of performing their obligations hereunder they may receive information which is confidential and proprietary (“Confidential Information”).  Such Confidential Information may include, without limitation, trade secrets, processes, inventions, prices, procedures, know-how, and other non-public, proprietary information.  The parties agree that they shall obtain no rights to such information, that they shall not use such information except in performance of this Agreement and that they shall not disclose such information to third parties.  Without limiting the generality of the foregoing, upon termination of this Agreement, the parties shall return all Confidential Information in their possession to the other side at their own cost and expense. Use of the Confidential Information contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy. The provisions of this Agreement prohibiting disclosure or distribution of the information or use contrary to the provisions hereof may be specifically enforced by a court of competent jurisdiction in addition to any and all other remedies available at law or in equity. For clarity, information that is generated by OPO by using the Software, including without limitation, OPO customer lists, all data related to the sale of OPO prescription and nonprescription products and all data collected from end users that purchase such products (including personally identifiable information), will be the Confidential Information of OPO.  For further clarity, “Confidential Information” shall not include any information that the receiving party can document (a) is or becomes (through no improper action or inaction by the recipient or any representative or Affiliate of the recipient) generally available to the public, (b) was in the recipient’s possession or known by it prior to receipt from the disclosing party, (c) was rightfully disclosed to the recipient by a third party who had a lawful right to make such disclosure, or (d) was independently developed by the recipient’s representatives who have had no access to the Confidential Information.

The parties acknowledge and agree that that Confidential Disclosure Agreement, dated March 4, 2011 (the “CDA”), by and between the parties is in effect and outstanding and governs the exchange of

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Confidential Information (as defined in the CDA) between the parties. Furthermore, the parties agree that all Confidential Information exchanged under the CDA may be used by a receiving party to perform its obligations under this Agreement, and in the event of any conflict between the terms of this Agreement and the terms of the CDA with respect to the exchange, use and disclosure of Confidential Information, the terms of the CDA control. The parties hereby agree that Sections 3, 4, 5, 7, 8, 9, 10, 11, 13 and 15 of the CDA shall survive for a period of five (5) years following termination or expiration of this Agreement. The parties hereby agree that the Mutual Non-Disclosure Agreement, dated May 5, 2011, by and between the parties is hereby terminated and of no further force or effect.

           8.           Fees.

           (a)           Initial One-Time Fee. In consideration for the Software license and the Services provided hereunder, OPO will pay Newco a one-time fee of $675,000 (the “Initial Fee”) upon execution of this Agreement. Upon receipt of this payment, Newco shall undertake to develop and create the Software as set forth herein.  A second payment of $675,000 (the “Second Fee” and, together with the Initial Fee, the “Initial One-Time Fee”) will be due and payable ninety (90) days after Newco delivers the Software to OPO (Newco’s initial delivery to OPO herein the “Start Date”) in substantial conformity with the specifications provided by OPO and agreed to by Newco, provided that if OPO discovers any material defect in the Software within such ninety (90) day period then the ninety (90) day period shall be extended to a reasonable time to allow OPO to complete its retesting of the Software after correction of the material defect, provided that if Newco is in material breach of this Agreement at the time the payment of the Second Fee is to be made, OPO’s obligation to make the second payment shall be suspended until such breach is cured.

    (b)           Royalty.  In addition to the payment of the Initial One-Time Fee pursuant to this Agreement, during the Term of this Agreement, OPO will pay to Newco a royalty based on a sales volume calculation in an amount equal to [###] of Net Sales. For the purposes of this Agreement, “Net Sales” means the sum of: (i) the actual amount received by OPO via the OPO Site (as defined in Schedule A) from end users for the sale of nonprescription OPO products less the actual costs to Obagi/OPO for shipping, handling, taxes, returns, refunds, credits and the like; and (ii) the actual amount received by OPO via the OPO Site (as defined in Schedule A) from physicians for the sale of prescription OPO products, less applicable charges for shipping, handling, taxes, returns refunds, credits and the like. The royalty will be paid on a quarterly basis not later than forty-five (45) days after the last day of each calendar quarter.  Newco shall have the right, at its expense and upon reasonable notice to OPO and during normal business hours, to audit the royalty payments owed by OPO pursuant to this Agreement no more than once annually at dates and times mutually convenient to OPO.  OPO shall provide Newco with full access to records reasonably requested by Newco in connection with such audit. All disputes with respect to royalty payments paid and/or owed by OPO shall be settled by an independent nationally recognized accounting firm mutually agreed upon by the parties.  Newco shall pay for the cost for such audit unless such audit reveals a discrepancy in Newco’s favor of more than [###] during any calendar quarter period, in which case OPO shall pay for the cost for such audit, provided that OPO’s obligation to pay for the cost for such audit shall not exceed the amount of the discrepancy.  Additionally, any such over or under payments will be adjusted and paid in the quarter subsequent to completion of such audit. The royalty payments set forth herein represent compensation to Newco to keep the System and Software operational, running, current and accessible to end users.

           (c)           Out of Pocket Expenses.  OPO shall pay, or promptly reimburse Newco for, any out of pocket expenses, including, without limitation, travel and travel related expenses, reasonably incurred by or on behalf of Newco in connection with the performance of the Services, provided that any individual expenses in excess of $[###] shall require prior written approval of OPO.

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    (d)           Late Payment.  In the event that it becomes necessary for Newco to initiate litigation to collect sums owed by OPO hereunder, OPO shall be responsible for reasonable attorneys' fees and other costs incurred by Newco in connection with such litigation if Newco prevails therein. Interest shall accrue on any delinquent amounts owed by OPO hereunder at the greater of [###] per month or the maximum rate permitted under applicable law.

    (e)           Invoices. All payments shall be made in United States Dollars, free of any withholding tax, or other restriction to Newco at the address designated by Newco. Payments made by wire transfer, cash or check shall be made to Newco’s bank account pursuant to directions provided by Newco

           9.           Indemnification.

           (a)           OPO agrees to indemnify, defend and hold harmless Newco, its members, managers, directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys’ fees, to the extent that such action is based upon a third party claim that: (i) arises out of or relates in any way to defects, or other allegations respecting the design, development, formulation, or manufacture any OPO product sold by OPO or the gross negligence or willful misconduct of OPO; (ii) any of the OPO Content or other material provided by OPO infringes or violates any rights of third parties, including, without limitation, rights of publicity, rights of privacy, patents, copyrights, trademarks or trade secrets; or (iii) a claim of infringement proximately caused by OPO’s combination of the Software with any other Software or modification of the Software, which combination or modification was not authorized by Newco in writing.

           (b)           Newco agrees to indemnify, defend and hold harmless OPO and its Affiliates and their members, managers, directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys’ fees, to the extent that such action is based upon a third party claim that: (i) arises out of the gross negligence or willful misconduct of Newco; or (ii) the Software provided by Newco hereunder infringes or violates any rights of third parties, including, without limitation, patents, copyrights, trademarks or trade secrets.

           (c)           In the event that the Software or any part thereof becomes, or in Newco’s opinion is likely to become, the subject of a valid claim of infringement, Newco may, at its sole option: (i) obtain the right for OPO to continue using the Software; or (ii) replace or modify the Software so that it is no longer infringing provided that the replaced or modified Software is in substantial compliance with the applicable features, functions and specifications set forth in Schedule A; or (iii) terminate the Agreement and refund to OPO the Initial Fee.

           10.           Limitation of Liability. EXCEPT FOR CLAIMS UNDER SECTIONS 7, NEITHER PARTY SHALL HAVE LIABILITY WITH RESPECT TO THAT PARTY’S OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF SAID PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT FOR CLAIMS UNDER SECTIONS 7, THE LIABILITY OF ONE PARTY TO THE OTHER FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID TO NEWCO BY OPO UNDER THIS AGREEMENT.  THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, OTHER THAN CLAIMS UNDER SECTIONS 7 AND OPO’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9(A)(I) AND NEWCO’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9(B)(II).

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    11.           Warranties.

           Newco warrants that the Services provided hereunder will be provided in a workmanlike manner in accordance with industry standards by duly trained and qualified Personnel and the Software will conform to the technical and functional specifications as set forth in Schedule A. Newco is solely responsible for the development and adequacy of the Software as described in Schedule A. THESE WARRANTIES ARE INSTEAD OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ACCURACY OR USE.

    12.           Term, Termination and Renewal.

(a) Term. Unless terminated earlier in accordance with the terms and conditions hereof, this Agreement shall commence on the Effective Date and continue for the term of seven (7) years (the “Term”). This Agreement may be renewed by mutual written agreement of the parties.  Any renewal term shall be made only pursuant to a writing signed by OPO and Newco.

(b) Termination for Breach. Should either party commit a material breach of its obligations hereunder, or should any of the representations of either party in this Agreement prove to be untrue in any material respect, the other party may, at its option, terminate this Agreement upon thirty (30) days' written notice of termination, which notice shall identify and describe the basis for such termination. If, prior to expiration of such period, the defaulting party cures such default, termination shall not take place.

(c) Termination Upon Insolvency.

 (i) Subject Section 12(c)(ii) below, either party may, at its option and without notice, terminate this Agreement, effective immediately, should the other party:  (1) admit in writing its inability to pay its debts generally as they become due; (2) make a general assignment for the benefit of creditors; (3) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (4) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (5) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (6) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

(ii) All rights and licenses granted under or pursuant to this Agreement by Newco to OPO are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or any other section(s) of the United States Bankruptcy Code in effect on the Effective Date of this Agreement that addresses rights in executory contracts), 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), licenses of rights to “intellectual property” as such term is defined under the Bankruptcy Code.  The parties agree that OPO, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that in the event of termination of this Agreement pursuant to this Section 12(c) OPO shall have the right to retain and enforce its rights under this Agreement provided it abides by the terms of this Agreement.

(d) Termination for Failure to Perform. Notwithstanding anything herein to the contrary, in the event that the Start Date does not occur within 12 months of the Effective Date due to events or

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circumstances within the reasonable control of Newco, OPO, in its sole discretion, may immediately terminate this Agreement.
    (e)           Effect of Termination. Upon termination of this Agreement for any reason, other for failure to pay the Initial One-Time Fee, the Software license granted hereunder will survive.  In all events, Sections 1, 4, 7, 9, 10, 11, 12, 13 and 15 shall survive termination of this Agreement.  OPO’s obligations under Section 8(b) shall also survive termination of this Agreement for any reason other than a termination by OPO pursuant to Section 12(b) or Section 12(d), provided that no additional royalty payments shall be owed for any periods after the expiration of the initial seven (7) year term except to the extent that this Agreement is extended, modified, or renewed beyond the initial seven (7) year term.

           13.           Relationship of the Parties.  Newco's relationship with OPO during the Term of this Agreement shall be that of an independent contractor.  Newco and its employees, agents and representatives shall under no circumstances be considered agents, partners, joint venturers or representatives of OPO.  Newco shall not act or attempt to act, or represent itself, directly or by implication, as agent, joint venturer, partner or representative of OPO, or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of OPO.  The relationship created by this Agreement does not constitute the granting of a franchise. Newco employees shall not be eligible or entitled to any benefits, perquisites or privileges given or extended to OPO employees. Newco agrees to indemnify, defend and hold OPO harmless from all losses, damages, liabilities and costs (including, without limitation, reasonable attorneys’ fees) arising in connection with any claim, suit or proceeding alleging that Newco, or any Newco employee, has a relationship with OPO that is other than an independent contractor relationship.

    14.           Professional Services.

    (a)           Software Development Services.  Subsequent to payment of Second Fee to Newco, Newco will provide OPO with certain software development services (“Professional Services”), which may be provided in order to add new features and functionality to the Software, which are not contemplated in Schedule A. To be clear, Professional Services do not include those services that are necessary to provide all normal and customary upgrades, bug fixes and new releases, which are require under Section 3, and payment for such normal and customary upgrades, bug fixes and new releases will be provided as set forth in Section 8. The terms for such development work will be agreed to by the parties pursuant to a Statement of Work (“SOW”), which will be signed by both parties and attached hereto. No SOW between the parties is effective unless agreed to by the parties and attached hereto. All SOWs shall be a part of this Agreement bound by the terms hereof.

    (b)           Personnel; Project Manager. Newco shall provide qualified personnel, who have the appropriate technical and application skills, in the performance of the Professional Services. Each party shall assign a Project Manager who shall have the principal responsibility for overseeing and managing the performance by such party under this Agreement and who shall be the primary point of contact for providing and receiving communications from the other party in relation to the Professional Services.  The parties may substitute other persons in this position upon prior notice to the other party.

    (c)           Method of Performing Professional Services.  Newco shall have the sole right to determine the method, details and means of performing the Professional Services.  OPO will be entitled to exercise broad general powers of supervision and control over the results of the Professional Services to ensure satisfactory performances. It is mutually acknowledged that changes in the SOW may be desirable, in light of actual experience gained in the course of providing services or as OPO redefines its needs. Accordingly, either party shall be entitled to propose changes to such terms by written notice to the other party.  The parties agree to consider such proposed changes in good faith, and to make a good faith effort
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to accept equitable adjustments where appropriate to accomplish the mutual objectives of the parties.  No changes will be effective unless such changes are reduced to a written amendment or superseding SOW, signed by both parties.

    (d)           Fees and Payment. OPO shall pay Newco the rates and fees specified in the applicable SOW. Any revision of the rates or fees must be mutually agreed upon by the parties and set forth in a written amendment to the applicable SOW, which must be signed by both parties. Newco shall issue an invoice for the fees for Professional Services as set forth in the SOW. Fees for software development will not exceed cost plus [###].  OPO shall have the right, at its expense and upon reasonable notice to Newco and during normal business hours, to audit Newco’s costs for any Professional Service provided in accordance with this Section 14(d) no more than once annually at dates and times mutually convenient to Newco.  Newco shall provide OPO with full access to records reasonably requested by OPO in connection with such audit. All disputes with respect to such costs shall be settled by an independent nationally recognized accounting firm mutually agreed upon by the parties.

    (e)           Ownership and Rights. All rights, title and interest in and to any software, including new features and functions developed for the Software, which are developed by Newco when providing the Professional Services (the “Work Product”) shall be and remain the property of OPO, and Newco hereby assigns all its rights, title and interest in and to the same to OPO. For clarity, Work Product will not include derivative works of and enhancements to the Software and all such derivative works and enhancements are and shall remain the sole property of Newco, subject to the license granted herein. Furthermore, all rights, title and interest to subroutines, programs, source and object code, systems, data, and materials, copyrights, patents and other intellectual property, furnished by Newco to provide the Professional Services shall remain the property of Newco. With respect to any Work Product that has practical utility by Newco in the business operated through the KwikMed Site, OPO hereby grants to Newco a perpetual, nonexclusive, royalty-free right and license to use such Work Product solely in connection with the business operated through the KwikMed Site.

    (f)           Term and Termination of SOW. Each SOW shall commence on the Effective Date of the SOW and continue until completion of Professional Services set forth in the applicable SOW; provided, however, that either party may terminate a SOW by providing not less than ninety (90) days prior written notice to the other party. A SOW may be terminated by either party upon a breach by the other party of any material term of the SOW, which breach is not cured within ten (10) days of receipt of written notice thereof, or such longer period as may be mutually agreed by the parties. Following termination of a SOW, OPO shall, within ten (10) days of such termination, pay Newco for all Professional Services performed through and including the date of termination for the applicable SOW according to the fees and rates set forth in the applicable SOW.

    15.           Miscellaneous.

           (a)           Execution of Agreement and Controlling Law.  This Agreement shall become effective only after it has been signed by Newco and OPO.  It shall be governed by and construed in accordance with the laws of the State of Delaware, United States, without giving effect to the conflicts of law provisions thereof.  In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

   (b)    Paragraph Headings and Plurals. The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement.  The use of the singular

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or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders.

(c)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and any and all written or oral agreements previously existing between the parties are expressly cancelled.  Newco acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein.  Any modifications of this Agreement must be in writing and signed by both parties hereto.  Any such modification shall be binding upon OPO only if and when signed by one of its duly authorized officers.

(d)           Assignment.  Neither party may assign this Agreement or any right or interest under this Agreement without the prior written consent of the other party; provided, however, and subject to Section 12(d), that either party may assign this Agreement in connection with a merger, acquisition, change of control, or sale of all or substantially all its assets without the prior written consent of the other party; provided that the assignee agrees in writing to be bound by all the obligations or the assignor hereunder. Each party will provide to the other not less than sixty (60) days prior written notice of the party’s intent to assign this Agreement pursuant to this Section 15(d). The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

(e)           Notices.  All notices and demands hereunder shall be in writing and shall be served by personal service or overnight delivery or courier service at the address of the receiving party set forth below in this Agreement (or at such different address as may be designated by such party by written notice to the other party).  All notices or demands shall be deemed complete upon receipt.

(f)           Waiver and Severability.  The waiver of any one default or breach of a provision of this Agreement shall not waive subsequent defaults or breaches of this Agreement. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unenforceable by any court of competent jurisdiction, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect. Each party shall bear its own costs and expenses in connection with the drafting, negotiation and execution of this Agreement. Except as specifically set forth herein, each party will be fully responsible for all cost and expenses incurred by it in performing its obligations hereunder.

(g)           Forum Selection Clause and Attorney Fees.  Any dispute arising out of this agreement shall be tried in the State or Federal Courts located in Los Angeles, California.  The parties hereby stipulate to the exclusive jurisdiction of said Courts.  The prevailing party shall pay the costs of the costs and expenses of the prevailing party, including its attorneys’ fees.

(h)           Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified below.

OPO, Inc.	Koogly, LLC
By: /s/ Albert F. Hummel	By: /s/ Peter Ax
(Authorized Signature)	(Authorized Signature)
Name	Name
Title	Title
Date:	Date:

Address for Notices:	Address for Notices
OPO, Inc.	Koogly, LLC
3760 Kilroy Airport Way	7702 East Doubletree Ranch Road, Suite 150
Suite 500	Scottsdale, AZ 85258
Long Beach, CA 90806	Attn: President
Attn: CEO
Copy to: General Counsel

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Schedule A

1.  Technical Description of existing Newco Software; Software Development Cycle and Practices.

[###]

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[###]

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2. Newco Assistance.

Newco will assist OPO in establishing its online business for the sale of prescription and nonprescription Obagi products (the “Online Business”) in a manner consistent with the strategy jointly developed to allow OPO to provide online pharmaceutical services and online sales of prescription OPO products.  Newco will provide services to OPO, which will enable it to:

(1)	operate a physician-based online business;
(2)	operate an ecommerce business for both prescription and nonprescription products; and,
(3)	to the extent possible and practicable, preserve the potential for OPO to achieve and maintain certification under VIPPS and other similar industry standards.

For clarity, OPO, in its sole discretion, may establish a separate business entity for the purposes of conduction the Online Business operations or OPO may establish a separate division within OPO itself.

3. Functionality:

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[###]

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 [###]

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[###]

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Schedule B

Newco will use best efforts to make the Software available to end users 24 x 7 x 365, including all weekends and public holidays. The Software will be accessible consistent with best industry standards. Any necessary work identified in advance by Newco which is required to maintain, enhance, rectify, update or provide preventative maintenance to the Software (“Scheduled Maintenance”) which requires any element of or the whole of the Software to become unavailable to users will be carried out in accordance with the following provisions:

•
Newco will submit a written request (through e-mail or letter), as and to the extent reasonably practicable, to the OPO for Scheduled Maintenance that may result in system/service outage, such request to be given at least one (1) working days in advance of the Scheduled Maintenance. Such request will include details of the start and end time for the Scheduled Maintenance, the reasons for such maintenance, details of the maintenance to be carried out and the possible impact on the availability of the Software.

•	Scheduled Maintenance shall take place during low traffic periods unless being carried out to rectify a catastrophic failure.

•	Whenever possible, all Scheduled Maintenance, which is expected to exceed 1 hour of website downtime, should be accompanied by a mutually agreed “Service Not Available” information page.

•
Unless otherwise agreed to in writing by OPO, Scheduled Maintenance will under no circumstances exceed 1% of the total time per month (and, so long as this percentage is not exceeded, planned unavailability will not contribute to unscheduled downtime).

Newco will ensure that adequate backup plans and systems are maintained which will minimize downtime and data loss due to equipment failures or external “cyber” attacks.  Such backup plans and systems will include secure offsite storage and such other means and methods which are reasonably available in the marketplace and consistent with best industry practices to enable rapid recovery and minimal data loss.

When and as reasonably requested by OPO, Newco will allow OPO personal sufficient access to Newco’s systems and systems managers to allow OPO to verify that certain regulatory or business practice requirements to which OPO may be subject are adequately reflected in the Software, and to confirm the security and soundness and integrity of the data generated and maintained therein.

In respect of critical incidents occurring in the first three months following the Effective Date, Newco will provide a 24 x 7 x 365 technical point of contact, which OPO can contact either by telephone or email at the contact details as set out below, providing that OPO (and not Newco) shall be responsible at all times for monitoring the performance and availability of the Software.

Material Breach Related to Software Availability

The parties agree that a catastrophic failure of the Software and System, consistent with Severity Level 1 below, denying availability and service to virtually all OPO online customers and end users, which occurs and continues uninterrupted for five (5) business days or longer, would represent a severe threat to OPO’s ongoing business.  Such a catastrophic failure, should it occur due to events and/or factors which are under

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Newco’s control (and not, for example, due to general Internet failures, disasters or other Acts of God) will be considered a material breach under this Agreement (a “Material Breach Related to Software Availability”).  Notwithstanding anything herein to the contrary, the remedy for the occurrence of a material breach Related to Software or System availability as described in this paragraph shall be the immediate cancellation, at OPO’s option, of OPO’s obligations to pay [###] Royalty described in Section 8(b) above.

Disaster Recovery Planning

As soon as is practicable after the execution of this Agreement, the parties will cooperate in the establishment of a “total disaster” backup plan which will be employed in the event of a natural disaster, act of God, act of terrorism or the like which renders the System inoperable or unavailable for an extended period of time. In respect of all other incidents Newco will provide a technical support helpdesk, which OPO can contact either by telephone or email from 09:00 – 17:00 GMT on Monday to Friday at the contact details as set out below.

Telephone:	[###]
Email:	[###]

Newco will be responsible for managing the resolution of all incidents relating to the provision of the Services provided hereunder.

Newco will assign all incidents with a severity level in accordance with the following table and comply with the required response set out in the following table:

[###]

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Schedule C

Installation: Newco, at its expense, shall develop whatever interfaces are necessary to allow OPO to create its Online Business.  OPO shall cooperate with Newco in the development of its Online Business strategy and will be responsible for causing its employees to become familiar with Newco’s Software and documentation. OPO's personnel shall participate in the testing of all Software developed or designed to accommodate OPO’s Online Business.

Use and Training:  OPO shall limit the use of the Software to its employees who have been appropriately trained, as determined by OPO.  Newco, at its expense, shall make training for the Software available to OPO pursuant to Newco’s standard training procedures.  Training shall be provided at a location to be mutually determined by Newco and OPO.

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